UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 23, 2011

MACATAWA BANK CORPORATION
(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of Incorporation)	000-25927 (Commission File Number)	38-3391345 (I.R.S. Employer Identification No.)

10753 Macatawa Drive, Holland, Michigan (Address of principal executive offices)	49424 (Zip Code)

(616) 820-1444
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former name or former address, if changed since last year)

          Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 8.01 Other Events.

In its Annual Report on Form 10-K for the year ended December 31, 2010 and its Registration Statement on Form S-1 (Registration No. 333-172021), Macatawa Bank Corporation previously disclosed that it was the subject of an investigation by the Securities and Exchange Commission (the "Commission"). By letter dated May 23, 2011, the Commission advised Macatawa Bank Corporation that the investigation has been completed and that no enforcement action has been recommended to the Commission.

The body of the letter is reproduced below:

Re: In the Matter of Macatawa Bank Corporation (C-07441)

Dear [name omitted]:

This investigation has been completed as to Macatawa Bank Corporation, against which we do not currently intend to recommend any enforcement action by the Commission. We are providing this information under the guidelines in the final paragraph of Securities Act Release No. 5310, a copy of which is enclosed. As noted in the Release, the provision of this notice must in no way be construed as indicating that you have been exonerated or that no action may ultimately result from the staff's investigation of the above-referenced matter. All that this notice means is that the staff has completed its investigation and that at this time no enforcement action has been recommended to the Commission.

Sincerely,

[name omitted]

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: May 23, 2011	MACATAWA BANK CORPORATION

	By	/s/ Jon W. Swets
Jon W. Swets Chief Financial Officer